UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008 (March 4, 2008)

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

      On March 4, 2008, Moody’s Investors Service (“Moody’s”) announced rating actions on Security Capital Assurance Ltd (“SCA”), XL Capital Assurance Inc. (“XLCA”), XL Financial Assurance Ltd (“XLFA”) and XL Capital Assurance (U.K.) Limited (“XLCA-UK”), as well as on certain Moody’s-rated securities that are guaranteed or “wrapped” by XLCA, XLFA and XLCA-UK. Moody’s placed the “A3” insurance financial strength ratings of XLCA, XLFA and XLCA-UK on review for possible downgrade. Moody’s placed SCA’s “(P)Baa3” senior debt rating, its “(P)Ba1” subordinated debt rating and its “Ba2” preference shares rating on review for possible downgrade. In addition, the “Baa2” rating of XLFA’s Twin Reefs Pass-Through Trust was placed on review for possible downgrade. Finally, the “A3” rating of Moody's-rated securities that are guaranteed or "wrapped" by XLCA, XLFA and XLCA-UK, except those securities with higher public underlying ratings of “A3” or higher, were also placed on review for possible downgrade.

      In taking the rating actions described above, Moody’s noted that: “This rating action was prompted by SCA's recent SEC filing which stated that the company was delaying the filing of its 2007 Form 10-K and that the company's independent auditor is evaluating the need to include a going concern explanatory paragraph in its audit opinion with respect to SCA's audited financial statements for the year ended December 31, 2007.” Moody’s also noted that: “According to Moody's, the ratings review will focus on developments related to the potential issuance of a going concern explanatory paragraph by SCA's auditor, as well as additional details related to SCA's capital plans and strategic direction.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: March 6, 2008	By:	/s/ Michael Rego
Name: Michael Rego
Title: Executive Vice President